UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Archer Limited
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM 08, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated Allis-Chalmers Energy Inc. 2006 Incentive Plan
Allis-Chalmers Energy Inc. 2003 Incentive Stock Plan (as amended)
Seawell Limited 2010 Long-Term Incentive Plan
Seawell Limited 2007 Share Option Scheme
(Full title of the plan)

Max Bouthillete
Archer Management (US) LLC
10613 W Sam Houston Parkway, Suite 600
Houston, Texas
 (Name and address of agent for service)

 (713) 856-4222
(Telephone number, including area code, of agent for service)

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

EXPLANATORY STATEMENT/DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement filed on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-172429, originally filed February 24, 2011.

Archer Ltd. (the “Company”) intends to file a Form 15F to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 27, 2012.

ARCHER LIMITED
By: Archer Management (US) LLC

By:	/s/ Max Bouthillette
Name:	Max Bouthillette
Title:	Vice President & General Counsel (Authorized Representative in the United States)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fredrik Halvorsen	Interim Chief Executive Officer & Vice Chair, Frontline Management (Principal Executive Officer)	February 27, 2012
Name: Fredrik Halvorsen

/s/ Christoph Bausch	Chief Financial Officer and Executive Vice President, Archer Management Ltd. (Principal Financial Officer)	February 27, 2012
Name: Christoph Bausch

/s/ Bruce Sauers	Chief Accounting Officer, Archer Management (US) LLC (Principal Accounting Officer)	February 27, 2012
Name: Bruce Sauers